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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 10, 1998, with respect to the financial statements of FirstFloor Software, Inc. included in the Registration Statement (Form S-1) and related Prospectus of Calico Commerce, Inc. for the registration of shares of its common stock.



                                                           /s/ ERNST & YOUNG LLP

Palo Alto, California
August 25, 1999